Exhibit 10.2

FOURTH AMENDMENT

TO

REVOLVING SUBORDINATED LOAN AGREEMENT

THIS FOURTH AMENDMENT TO Revolving Subordinated Loan Agreement is dated this 26th day of March, 2008 (“Amendment Agreement”) by and between Deere Credit, Inc., a Delaware corporation (“Lender”) and FC Stone, L.L.C., an Iowa limited liability company (“Borrower”),

RECITALS

A.	WHEREAS, Borrower and Lender entered into a Revolving Subordinated Loan Agreement (the “Agreement”) dated as of November 21, 2002, as amended or modified from time to time, including a First Amendment to Revolving Subordinated Loan Agreement dated November 3, 2003; a Second Amendment to Revolving Subordinated Loan Agreement dated February 28, 2005; a Third Amendment to Revolving Subordinated Loan Agreement dated August 31, 2005; which also governs the Transaction Documents referenced therein, as may be amended or modified from time to time; and

B.	WHEREAS, Borrower has requested that Lender increase the total loan commitment under the Agreement from $7,000,000.00 to $15,000,000.00 and Lender has approved such increase in the loan commitment amount; and

C.	WHEREAS, notwithstanding the Maturity Date stated in the Agreement or in any subsequent amendments thereto, which Maturity Date has previously been extended, in writing or otherwise, Borrower and Lender hereby affirm and agree that the Agreement has been in full force and effect since November 21, 2002 and has governed all transactions between Borrower and Lender with regard to the Revolving Subordinated Loan credit facility since that time, up to and including the date hereof; and

D.	WHEREAS, Borrower has requested that the Maturity Date be changed to April 1, 2009, and Lender has approved this request;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the definition given to them in the Revolving Subordinated Loan Agreement, herein referenced above, or as defined by other transaction documents referenced therein, as may be amended, if so defined therein.

2. Amendments to Revolving Subordinated Loan Agreement. The parties hereto agree that the Agreement shall be amended as follows:

2.1	Section 2 shall be amended in its entirety to read as follows:

2. Lender hereby agrees to lend the sum of Fifteen Million and 00/100 Dollars ($15,000.000.00) to Borrower, and Borrower agrees to borrow the said sum from Lender upon the terms and conditions set forth herein.

2.2	Section 3, the first full paragraph (unnumbered) shall be amended in its entirety to read as follows:

3. Lender agrees that from time to time during the term of this Agreement it shall lend at its discretion to Borrower sums which, in the aggregate principal amount outstanding at any one time, shall not exceed Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Credit”).

2.3	Section 3, paragraph (b) shall be amended in its entirety to read as follows:

3. (b) This Agreement shall terminate on April 1, 2009, (the Maturity Date) and no new advances hereunder shall be made on or after that date. Notwithstanding the above, if any Advances made hereunder are still outstanding as of April 1, 2009, this Agreement shall continue in full force and effect with respect to such Advances until such Advances are repaid.

3. Borrower’s Representations. Borrower hereby represents and warrants that, after giving effect to this Amendment Agreement and the transactions contemplated hereby, no Event of Default has occurred and is continuing under the Revolving Subordinated Loan Agreement or related transaction documents.

4. General Provisions.

4.1 The Revolving Subordinated Loan Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

4.2 The execution, delivery and effectiveness of this Amendment Agreement shall not operate as a waiver of any right, power or remedy Lender may have under any of the loan documents, nor constitute a waiver of any provision of any of the transaction documents, and the Revolving Subordinated Loan Agreement, as expressly modified hereby, and each of the other transaction documents, are hereby ratified and confirmed and shall continue in full force and effect and be binding upon the parties thereto. Any direct or indirect reference in the transaction documents to the “Revolving Subordinated Loan Agreement” shall be deemed to be a reference to the Revolving Subordinated Loan Agreement as amended by this Amendment Agreement.

5. Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Iowa or by the laws of the State of Illinois/New York as such may so be judicially determined.

6. IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Revolving Subordinated Loan Agreement to be executed by their duly authorized officers as of the date shown above.

DEERE CREDIT, INC.		FC STONE, L.L.C.

By:	/s/ Sharon Luellen	By:	/s/ William Dunaway
Print Name:	Sharon Luellen	Print Name:	William Dunaway
Title:	Account Credit Manager	Title:	EVP/CFO